UNITED STATES

                   SECURITIES AND EXCHANGE COMMSSION

                         WASHINGTON, D.C. 20549







                                FORM 8-K

   Current Report Pursuant to SECTION 13 OR 15(d) OF THE SECURITIES

                        AND EXCHANGE ACT OF 1934




                          Date: June 14, 2001

                    Commission file number: 0-28035




                            EMC GROUP, INC.

                    FLORIDA Registrant 05-9346551
             State of incorporation (IRS Employer number)




                 ADDRESS OF PRINCIPAL EXECUTIVE OFFICE:

                           346 Tanager Court

                        Lakeland, Florida 33803

                        Telephone: 863-619-6353








Item 5. OTHER EVENTS.

On June 3, 2001, the Company's Board of Directors approved the conversion of 2,800,000 Class "A" Preference Shares held by Treats Canada Corporation into Common Shares of EMC GROUP, INC. on the following basis:

A one time cash payment to Treats Canada Corporation of $25,000 and 200,000 Common Shares of EMC GROUP, INC.
Current total of the Company's outstanding common shares is 2,575,200. After issuance of the common shares to Treats Canada Corporation, the 200,000 common shares will account for 7.21% of the then outstanding Company's common shares of 2,775,200.

The above transaction reflects the entire terms and conditions of the conversion of the 2,800,000 Class "A" Preference Shares held by Treats Canada Corporation.

The Company has not issued any other Preference Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC GROUP, INC.

Registrant

Date: June 14, 2001

/s/Erhard Sommer

President